UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2007, PECO II, Inc. (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) informing the Company that pursuant to NASDAQ’s previous communication, dated February 13, 2007, the Company had not regained compliance with Marketplace Rule 4310(c)(4) related to the minimum closing bid price of the Company’s common stock by August 13, 2007.

The Notice also stated that, in accordance with Marketplace Rule 4310(c)(8)(D), NASDAQ has granted the Company an additional 180 days to regain compliance with the $1.00 per share minimum closing bid price requirement. Compliance shall be evidenced if and by, at anytime before February 7, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

On August 14, 2007, the Company issued a press release announcing this event. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: August 14, 2007	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release, dated August 14, 2007.